(m)(2)(A)(i)

May 1, 2015

Voya Investors Trust
7337 East Doubletree Ranch Road

Suite 100

Scottsdale, Arizona 85258

Re:                             Reduction in Fee Payable under the Voya Investors Trust Fourth Amended and Restated Shareholder Service and Distribution Plan

Ladies and Gentlemen:

Voya Investments Distributor, LLC (“VID”) hereby waives a portion of the distribution fee payable to VID for the funds listed on the attached Schedule A under the Voya Investors Trust Fourth Amended and Restated Shareholder Service and Distribution Plan (the “Distribution Plan”) in an amount equal to 0.15% per annum on the average daily net assets attributable to Adviser Class Shares as if the distribution fee specified in the Distribution Plan were 0.35%.  Except as otherwise noted on Schedule A, by this letter, we agree to continue to waive that fee for the period May 1, 2015 through May 1, 2016.

Notwithstanding the foregoing, termination or modification of this letter requires approval by the Board of Trustees of Voya Investors Trust.

Please indicate your agreement to this reduction in fee by executing below in the place indicated.

Sincerely,

By:	/s/ Michael J. Roland
Michael J. Roland
Executive Vice President

Agreed and Accepted:

Voya Investors Trust

By:	/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President

SCHEDULE A

with respect to

VOYA INVESTORS TRUST

FOURTH AMENDED AND RESTATED

SHAREHOLDER SERVICE AND DISTRIBUTION PLAN

ADVISER CLASS

Portfolios

VY® BlackRock Inflation Protected Bond Portfolio

VY® Clarion Global Real Estate Portfolio

VY® Clarion Real Estate Portfolio

VY® FMR® Diversified Mid Cap Portfolio

VY® Franklin Income Portfolio

Voya Global Perspectives Portfolio

Voya High Yield Portfolio

VY® Invesco Growth and Income Portfolio

VY® JPMorgan Emerging Markets Equity Portfolio

VY® JPMorgan Small Cap Core Equity Portfolio

Voya Limited Maturity Bond Portfolio

VY® Morgan Stanley Global Franchise Portfolio

Voya Multi-Manager Large Cap Core Portfolio

VY® T. Rowe Price Capital Appreciation Portfolio

VY® T. Rowe Price Equity Income Portfolio

VY® T. Rowe Price International Stock Portfolio

VY® Templeton Global Growth Portfolio

Date last amended:  May 1, 2015